SCHEDULE 14A INFORMATION

  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange of 1934

Filed by Registrant [ X ]
Filed by Party other than the Registrant [ ]
Check the appropriate  box:
[    ] Preliminary  Proxy  Statement
[ X  ] Definitive  Proxy Statement
[    ] Definitive  Additional  Materials
[    ] Soliciting Material Pursuant to Sec. 240.14a-11(c) or 240.14a-12
[    ] Confidential,  for Use of the Commission Only
       (as permitted by Rule 14-6(e)(2)

                          INSITUFORM EAST, INCORPORATED

Payment of Filing Fee (Check the appropriate box):

[     ] $125  per   Exchange  Act  Rules   0-11(c)(1)(ii),   14a-6(i)(1),
        14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
[     ] $500 per each party to the controversy  pursuant to Exchange Act Rule
        14a-6(i)(3).
[     ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
        1) Title of each class of securities to which transaction applies:
        2) Aggregate number of securities to which transaction applies:
        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        4) Proposed maximum aggregate value of transaction:
        5) Total fee paid:

[     ] Fee paid previously with preliminary materials

[     ] Check box if any part of the fee is offset as provided by Exchange Act
        Rule 0-11(a)(2) and identify the filing by registration for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
        1) Amount Previously Paid:
        2) Form, Schedule or Registration Statement No.:
        3) Filing Party:
        4) Date Filed:

                          INSITUFORM EAST, INCORPORATED

                                3421 Pennsy Drive
                            Landover, Maryland 20785

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            FRIDAY, DECEMBER 10, 1999

To the Stockholders of Insituform East, Incorporated:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Insituform East, Incorporated, a Delaware corporation (the "Company" or the "Corporation"), for the fiscal year ended June 30, 1999 will be held at the Club Hotel by Doubletree, 9100 Basil Court, Landover, Maryland 20774 on Friday, December 10, 1999, at 10:30 a.m. local time, for the following purposes:

   1.  Proposal No.1: To elect directors of the Corporation;

   2.  Proposal No.2: To approve the 1999 Board of Directors' Stock Option Plan;

   3.  Proposal No.3: To approve the 1999 Employee Stock Option Plan; and

   4. To transact such other business as may properly come before the meeting and any adjournments thereof.

     The Board of Directors has fixed the close of business on October 14, 1999, as the Record Date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting.

     A copy of the Corporation's Annual Report for the fiscal year ended June 30, 1999, a Proxy and a Proxy Statement accompany this Notice.

     WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE SIGN, DATE AND PROMPTLY MAIL THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. A PROMPT RESPONSE WILL ASSURE YOUR PARTICIPATION IN THE MEETING AND REDUCE THE CORPORATION'S EXPENSE IN SOLICITING PROXIES. IF YOU ARE PRESENT AT THE MEETING, YOU MAY, IF YOU WISH, WITHDRAW YOUR PROXY AND VOTE YOUR SHARES PERSONALLY.

                                        By Order of the Board of Directors,



                                        Robert F. Hartman
                                        Secretary
Landover, Maryland
November 8, 1999

                          INSITUFORM EAST, INCORPORATED

                                3421 Pennsy Drive
                            Landover, Maryland 20785

                         ANNUAL MEETING OF STOCKHOLDERS

                                DECEMBER 10, 1999

                                 PROXY STATEMENT

                    SOLICITATION AND REVOCABILITY OF PROXIES

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Insituform East, Incorporated, a Delaware corporation (the "Company" or the "Corporation"), for use at the Annual Meeting of Stockholders to be held at the Club Hotel by Doubletree, 9100 Basil Court, Landover, Maryland 20774 on Friday, December 10, 1999, at 10:30 a.m. local time, and any adjournments thereof (the "Meeting").

         The Board of Directors has fixed the close of business on October 14, 1999, as the record date (the "Record Date") for the determination of stockholders who are entitled to notice of, and to vote at, the Meeting.

         Stockholders are requested to complete, sign and date the accompanying Proxy and return it promptly to the Company in the enclosed envelope. Any proxy given pursuant to this solicitation may be revoked by the person executing it at any time prior to or at the Meeting.

         Shares of Common Stock and shares of Class B Common Stock represented by valid proxies received in time for the Meeting, and not revoked, will be voted as specified therein. If no instructions are given, the respective shares of common stock will be voted as follows: (i) FOR the election as directors of the Company of those nominees for director designated for election by holders of shares of Common Stock and listed under the caption "Proposal No. 1 -- Election of Directors" herein; (ii) FOR the election as directors of the Corporation of those nominees for director designated for election by holders of shares of Class B Common Stock and listed under the caption "Proposal No. 1 -- Election of Directors" herein; (iii) FOR approval of the 1999 Board of Directors' Stock Option Plan as described in "Proposal No. 2 -- Approval of the 1999 Board of Directors' Stock Option Plan" herein; (iv) FOR approval of the 1999 Employee Stock Option Plan as described in "Proposal No. 3 - Approval of the 1999 Employee Stock Option Plan" herein; and, if authority is given to them, at the discretion of the proxy holders, on any other matters that may properly come before the Meeting.

         The cost of preparing, assembling, and mailing this Proxy Statement, the Proxy and the Notice of Annual Meeting will be paid by the Company. Additional solicitation by mail, telephone, telegraph or personal solicitation may be done by directors, officers or regular employees of the Company. Such persons will receive no additional compensation for such services. Brokerage houses and other nominees, fiduciaries and custodians nominally holding shares of Common Stock or Class B Common Stock of record will be requested to forward proxy soliciting material to the beneficial owners of such shares, and will be reimbursed by the Company for their reasonable expenses.

         This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders, Proxy, and Annual Report for the fiscal year ended June 30, 1999, are first being mailed to the Company's stockholders of record on or about November 1, 1999.

                      OUTSTANDING SHARES AND VOTING RIGHTS

         As of the Record Date, there were outstanding 4,059,266 shares of Common Stock, par value four cents ($.04) per share (the "Common Stock"), and 297,596 shares of Class B Common Stock, par value four cents ($.04) per share (the "Class B Common Stock"), which are the only classes of stock of the Corporation outstanding. A quorum shall be constituted by the presence at the Meeting of a majority of the outstanding shares of Common Stock, or 2,029,634 of such shares, and a majority of the outstanding shares of Class B Common Stock, or 148,799 of such shares.

         Each share of Common Stock is entitled to one vote, and each share of Class B Common Stock is entitled to ten votes, except with respect to the election of directors and any other matter requiring the vote of Common Stock or Class B Common Stock separately as a class. The holders of Common Stock, voting as a separate class, are entitled to elect that number of directors which constitutes 25% of the authorized number of members of the Board of Directors and, if such 25% is not a whole number, then the holders of Common Stock are entitled to elect the nearest higher whole number of directors that is at least 25% of such membership. The holders of Class B Common Stock, also voting as a separate class, are entitled to elect the remaining directors. The affirmative vote of the holders of a majority of each class of common stock present in person or represented by proxy, provided a quorum of that class is present, is necessary for the election of directors by the class. For purposes of determining whether a proposal has received a majority vote, abstentions will be included in the vote totals with the result that an abstention will have the same effect as a negative vote. Where authority to vote shares is withheld, including instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy (so-called "broker non-votes"), those shares will not be included in the vote totals and, therefore, will have no effect on the vote.

                               SECURITY OWNERSHIP

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The following information is furnished with respect to each person or entity who is known to the Company to be the beneficial owner of more than 5% of any class of the Company's voting securities as of the Record Date:

      Name & Address of                                           Amount & Nature of          Percent
      Beneficial Owner         Title of Class                    Beneficial Ownership        of Class

CERBCO, Inc.                   Common Stock                          1,250,350               30.8% 1/
3421 Pennsy Drive              Class B Common Stock                    296,141               99.5% 1/
Landover, MD 20785

George Wm. Erikson 2/
CERBCO, Inc.
3421 Pennsy Drive
Landover, MD 20785

Robert W. Erikson 2/
CERBCO, Inc.
3421 Pennsy Drive
Landover, MD 20785


1/ Through its ownership of such percentages of the outstanding shares of Common Stock and Class B Common Stock, CERBCO, Inc. is entitled to cast 59.9% of all votes entitled to be cast on matters on which holders of shares of both classes of the Company's common stock vote together.

     2/ Messrs. George Wm. Erikson and Robert W. Erikson own 44.5% and 39.1%, respectively, of the outstanding shares of Class B Common Stock of CERBCO, Inc. On the basis of their stockholdings and management positions in CERBCO, Inc., they could act together to control either the disposition or the voting of the shares of the Company's Common Stock or Class B Common Stock held by CERBCO, Inc. Messrs. George Wm. Erikson and Robert W. Erikson are brothers.

SECURITY OWNERSHIP OF MANAGEMENT

         The following information is furnished with respect to all directors of the Company who were the beneficial owners of any shares of the Company's Common Stock or Class B Common Stock as of the Record Date, and with respect to all directors and officers of the Company as a group:

                                                              Amount & Nature of Beneficial Ownership
    Name of Beneficial Owner        Title of Class             Owned Outright   Exercisable Options     Percent of Class

George Wm. Erikson 1/               Common Stock                   16,500              75,000                  2.0%
                   -
Robert W. Erikson 1/                Common Stock                        0              75,000                  1.7%
                  -
Calvin G. Franklin                  Common Stock                        0              75,000                  1.7%

Webb C. Hayes, IV                   Common Stock                        0              75,000                  1.7%

Paul C. Kincheloe, Jr.              Common Stock                        0              75,000                  1.7%

Jack Massar                         Common Stock                        0              75,000                  1.7%

Thomas J. Schaefer                  Common Stock                        0              75,000                  1.7%

All directors and officers as       Common Stock                   17,000             525,000                 11.8%
  a group (11 persons,              Class B Common Stock                0                   0                  0.0%
  including those named above)

1/ Messrs. George Wm. Erikson and Robert W. Erikson own 44.5% and 39.1%, respectively, of the outstanding shares of Class B Common Stock of CERBCO, Inc. On the basis of their stockholdings and management positions in CERBCO, Inc., they could act together to control either the disposition or the voting of the shares of the Company's Common Stock or Class B Common Stock held by CERBCO, Inc. Messrs. George Wm. Erikson and Robert W. Erikson are brothers.


                     PROPOSAL NO. 1 - ELECTION OF DIRECTORS

         The Board of Directors is currently comprised of seven directors. The terms of all presently serving directors expire upon the election and qualification of the directors to be elected at the Meeting. The directors elected at the Meeting will serve subject to the By-laws until the next Annual Meeting of Stockholders for the fiscal year ending June 30, 2000, and until their respective successors shall have been duly elected and qualified.

         All of the seven persons presently serving as directors are nominees to be elected at the Meeting and are listed below. It is intended that the individuals named in the enclosed form of Proxy will vote their proxies in favor of these nominees for the Company's directors, unless otherwise directed. The Board has no reason to believe that any of the nominees will not be available for election as director. However, should any of them become unwilling or unable to be nominated, it is intended that the individuals named in the enclosed Proxy may vote for the election of such other person as the Board may recommend.

PRESENT DIRECTORS WHO ARE NOMINATED FOR RE-ELECTION

         Two of the seven nominees for election to the Company's Board of Directors identified below have been designated for election by the holders of shares of Common Stock, and only the holders of such shares may vote with respect to these nominees. The remaining five nominees have been designated for election by the holders of shares of Class B Common Stock, and only the holders of such shares may vote with respect to these nominees. Accordingly, the following list contains a designation as to those nominees to be elected by holders of shares of Common Stock and those nominees to be elected by holders of shares of Class B Common Stock:


           Name, Age, Principal Occupation,                                             First Became          Class of Common Stock
         Business Experience and Directorships                                          A Director            For Which Nominated

George Wm. Erikson, Age 57 1/                                                           1984                   Class B Common Stock
                           -
     Chairman,  member of the Chief  Executive  Officer  Committee  and  General
Counsel  since  1986,  Chairman  of the  Board of  Directors  from 1985 to 1986;
CERBCO, Inc. -- Chairman,  General Counsel and Director since 1988; CERBERONICS,
Inc. -- Vice Chairman  since 1988,  Chairman from 1979 to 1988,  Secretary  from
1976 to 1988, General Counsel since 1976 and Director since 1975; Capitol Office
Solutions, Inc. -- Chairman,  General Counsel and Director from 1987 to June 30,
1997.

Robert W. Erikson, Age 54 1/                                                            1985                   Class B Common Stock
                          -
     President  since  September  1991,  Vice  Chairman  and member of the Chief
Executive  Officer Committee since 1986, Vice Chairman of the Board of Directors from 1985 to 1986; CERBCO,  Inc. -- President,  Vice Chairman and Director since
1988; CERBERONICS,  Inc. -- Chairman since 1988, President from 1977 to 1988 and
Director  since  1974;  Capitol  Office  Solutions,  Inc. -- Vice  Chairman  and
Director from 1987 to June 30, 1997;  Director of The Palmer  National Bank from
1983 to 1996, and Director of its successor,  The George Mason Bank, N.A., until
June, 1997.

Calvin G. Franklin, Age 69                                                              1994                   Common Stock

     President and Chief Executive Officer of Engineering  Systems  Consultants,
Inc. since 1992;  Commanding  General of D.C.  National Guard from 1981 to 1992;
Director of Columbia First Bank from 1989 to 1995; Director of Signet Bank, N.A.
from 1985 to 1989; retired Major General, U.S. Army.

Webb C. Hayes, IV, Age 51 3/                                                            1994                   Class B Common Stock
                          -
     Managing Director of Private Client Services at Friedman,  Billings, Ramsey
Group,  Inc.;  Director  and Vice  Chairman of United Bank from June 1997 to May
1999; Director and Executive Vice President of George Mason Bankshares, Inc. and
Chairman,  President and CEO of The George Mason Bank,  N.A., from 1996 to 1997;
Chairman of the Board of Palmer National Bancorp.,  Inc. and The Palmer National
Bank from 1985 to 1996, President and Chief Executive Officer from 1983 to 1996;
Director of CERBCO, Inc. since 1991; Director of Capitol Office Solutions,  Inc.
from 1992 to June 30,  1997;  Director of the Federal  Reserve  Bank of Richmond
from 1992 to 1995.

Paul C. Kincheloe, Jr., Age 58                                                          1994                   Class B Common Stock

     Practicing attorney and real estate investor since 1967; Partner in the law firm of Kincheloe and Schneiderman since 1983; Director of CERBCO, Inc. since
1991;  Director of Capitol  Office  Solutions,  Inc. from 1992 to June 30, 1997;
Director of Herndon  Federal Saving & Loan from 1970 to 1983;  Director of First
Federal Savings & Loan of Alexandria from 1983 to 1989.

Jack Massar, Age 74 2/ 3/                                                               1991                   Class B Common Stock
                    -  -
     Independent   business  consultant  since  1991;  President  of  Insituform
Technologies,  Inc.  (formerly  Insituform of North America,  Inc.) from 1984 to
1991 (retired January 1991),  Director from 1983 to 1987; President and Director of NuPipe, Inc. from 1988 to 1991; Director of Insituform Mid-America, Inc. from
1983 to 1991; Director of Wellington Leisure Products, Inc. from 1991 to 1994.

Thomas J. Schaefer, Age 61 2/ 3/                                                        1981                   Common Stock
                           -  -
     Independent private investor since 1995; President, Chief Executive Officer and Director of Columbia First Bank, N.A. from 1988 to 1995; President and Chief
Executive  Officer of Signet Bank, N.A. from 1981 to 1988 and Director of Signet
Bank,  N.A.  from  1978 to 1988;  Director  of  CERBCO,  Inc.  from July 1990 to
November 1990.

1/   Messrs. George Wm. Erikson and Robert W. Erikson are brothers.
-
2/   Member of Audit Committee.
-
3/   Member of Stock Option Committee.
-


                      COMMITTEES OF THE BOARD OF DIRECTORS
                             AND MEETING ATTENDANCE

         The Board of Directors has an Audit Committee, the members of which are all outside directors. The names of the committee's members are indicated in the table above. The Board of Directors does not have standing nominating or compensation committees, or committees performing similar functions.

         The Audit Committee, among its functions, reviews the Corporation's financial policies and accounting systems, reviews the scope of the independent public accountants' audit, and approves the duties and compensation of the independent public accountants, both with respect to audit and any non-audit services. The Audit Committee meets periodically with the independent public accountants outside the presence of corporate management or other employees to discuss matters of concern, receive recommendations or suggestions for change and have a free exchange of views and information.

         The Stock Option Committee, appointed on September 7, 1999, will administer the 1999 Employee Stock Option Plan. Generally, the Stock Option Committee has the authority to determine, subject to the provisions and conditions of the plan, to whom options are granted, the number of shares to be subject to the options and the terms and conditions thereof, including the duration of the options and the times at which they become exercisable.

         During the fiscal year ended June 30, 1999, the Board of Directors met on five occasions. The Audit Committee met on two occasions. Each incumbent director attended more than 75% of both (i) the total number of meetings of the Board of Directors, and (ii) the total number of meetings held by all committees of the Board on which he served.

                        EXECUTIVE OFFICERS OF THE COMPANY

         Information concerning Messrs. George Wm. Erikson and Robert W. Erikson, who were executive officers and directors, is provided under the section entitled "Present Directors Who are Nominated for Re-election." The following table sets forth the name, age, position(s) held and business experience of the individuals who were executive officers, but not directors, of the Company throughout fiscal year 1998:

Raymond T. Verrey, Age 53
     Vice President, Treasurer and Chief Financial Officer since 1988, Principal Accounting Officer since 1987; employed by Touche Ross & Co. from 1975 to 1987, serving as an Audit Manager from 1981 to 1987.

John F. Mulhall, Age 53
     Vice President of Sales and Marketing since 1988, Director of Sales and Marketing from 1987 to 1988; employed by Translogic Corporation, a material conveying system manufacturer, from 1972 to 1987, serving as Eastern Regional Manager from 1979 to 1987.

Gregory Laszczynski, Age 45
     Vice President of Operations since 1989, Director of Operations from 1987 to 1989; employed by FMC Corporation from 1984 to 1987, serving as a Project Engineer.

Robert F. Hartman, Age 52
     Vice President of Administration and Secretary since 1991; Vice President and Controller of CERBCO, Inc. since 1988, Secretary since 1991, Treasurer and Chief Financial Officer since 1997; Vice President and Treasurer of CERBERONICS, Inc. since 1988; employed by Dynamac International, Inc. from 1985 to 1988, serving as Controller; employed by CERBERONICS, Inc. from 1979 to 1985, serving as Vice President and Treasurer from 1984 to 1985.

                             EXECUTIVE COMPENSATION

JOINT COMPENSATION REPORT BY THE BOARD OF DIRECTORS

GENERAL

         Pursuant to the Company's By-laws, the Chief Executive Officer Committee (the "CEOC") -- consisting of the Chairman, the Vice Chairman, the President, and such other officers of the Corporation as may from time to time be determined by the Board -- performs the functions of the Chief Executive Officer of the Company. Since August 30, 1991, the CEOC has consisted of George Wm. Erikson, Chairman, and Robert W. Erikson, Vice Chairman and President.

         The Company does not have a compensation committee. The CEOC, with the annual review and oversight of the Board, determines the compensation for all officers of the Company except the members of the CEOC. The Board as a whole considers compensation arrangements proposed by and for members of the CEOC, and, pursuant to the By-laws, is the ultimate determiner of compensation arrangements for members of the CEOC. When considering CEOC compensation arrangements, Board review may be conducted with or without the presence (or participation) of the CEOC members who are also members of the Board as the Board deems appropriate under the circumstances. Resolutions of the Board altering CEOC compensation arrangements, in any material way, are voted upon by the Board with such CEOC members abstaining. A second vote is then taken with all directors participating.

PHILOSOPHY

         The executive compensation philosophy of the Company (which is intended to apply to all of the executive officers of the Company, including the CEOC members) is aimed at: (i) attracting and retaining qualified management to implement the Company's business plan; (ii) establishing a direct link between management compensation and the achievement of the Company's annual and long-term performance goals; and (iii) recognizing and rewarding individual initiative and achievement. The Board and CEOC believe that management compensation should be set at levels that are competitive with compensation arrangements provided by other companies with which the Company competes for executive talent, and by other companies of similar size, business or location. It is also the view of the Board and the CEOC members that the compensation of management should have a significant component which is contingent upon the Company's level of performance, thereby encouraging executive officers to enhance the profitability of the Company and thus increase shareholders' value by aligning closely the financial interests of the Company's executive officers and those of its shareholders. The Board reviews on an annual basis the compensation arrangements of the Company's executive officers to ensure that such arrangements are consistent with this executive compensation philosophy.

COMPONENTS OF COMPENSATION

         The compensation program for the Company's officers, including members of the CEOC, consists of: (a) base salary; (b) compensation pursuant to plans; and (c) incentive cash bonuses.

         Commencing in 1994, a publicly held corporation may not, subject to limited exceptions, deduct for federal income tax purposes certain compensation paid to certain executives in excess of $1 million in any taxable year (the "Deduction Limitation"). While the Company's compensation programs generally are not intended to qualify for any of the exceptions to the applicability of the Deduction Limitation, it is not expected that compensation to executives of the Company will exceed the Deduction Limitation in the foreseeable future.

         (a) Base Salary. Typically, the base salary level for each executive officer (including members of the CEOC) is considered annually in September and yearly adjustments, if any, are made effective on or about October 1st of each year. The timing of such yearly reviews permits consideration of information which is developed each year for the Company's annual report, including audited financial statements for the fiscal year then ended June 30th. The CEOC is empowered to adjust the annual base salary level of executive officers (other than members of the CEOC) at other times during the year should it deem any such adjustments appropriate, with such adjustments included in the annual officer compensation review and approvals conducted by the Board each September.

         The annual September review of base salary levels is subjective. No specific factors, targets or criteria, such as the market value of the Company's stock, are employed in any formula or other quantitative prescription to determine base compensation. However, consistent with the Company's compensation philosophy, consideration is given to individual initiative, individual achievement and the Company's performance, as well as information on salaries and other remuneration at other companies of similar size, business or location. Applying the Company's compensation philosophy during the annual review in September 1997, it was the judgment of the CEOC and the Board that the base salary of each executive officer (including members of the CEOC) should not be increased effective October 1, 1998.

         (b) Compensation Pursuant to Plans. Officers of the Company (including members of the CEOC), are eligible to participate in the Employee Advantage Plan. The plan is a non-contributory profit sharing retirement plan, and includes a salary reduction feature under Section 401(k) of the Internal Revenue Code. Participation in, and benefits acquired under, the Employee Advantage Plan are on a nondiscretionary formula basis applicable to all employees. For the fiscal year ended June 30, 1999, the Company contributed an amount equal to 4% of the total compensation paid to all participating employees.

         Three of the executive officers of the Company are eligible to receive plan compensation through the Company's Supplemental Executive Retirement Plan (the "IEI SERP"). The remaining three officers of the Company (including members of the CEOC) do not participate in this plan, but are participants in a similar plan offered by the Company's parent holding company, CERBCO, Inc.

         Pursuant to the IEI SERP, the covered executives will receive a monthly retirement benefit for life equivalent to 25% of the final monthly salary such executive received from the Company as defined in and limited by the executive's agreement. The terms of the IEI SERP require the Company to establish a trust to facilitate the Company's satisfaction of its obligations thereunder to pay supplemental retirement benefits to the covered executives. The Company has established such a trust, which has been funded by life insurance policies.

         The Board views the IEI SERP as providing important benefits to the covered executives after their retirement. Further, the Board believes that the adoption of the IEI SERP is fully consistent with Insituform East's compensation philosophy and is a customary form of supplemental executive retirement similar to that adopted by comparable companies.

         (c) Incentive Cash Bonuses. In addition to base compensation, the Board annually considers, at its sole discretion, the award of an annual return-on-equity ("ROE") incentive cash bonus for each of the officers of the Company (including members of the CEOC). The incentive bonus amount, if approved by the Board at the annual September review following the fiscal year in which the ROE bonus is earned, is calculated by multiplying the Company's annual ROE percentage (net earnings divided by weighted average equity less current earnings) times the base compensation paid to the officers over the fiscal year. The maximum annual individual incentive bonus eligible to any officer is limited to an upper cap of 30% of the officer's base compensation. The underlying concept of the ROE bonus is to have officer incentive compensation rise and fall in direct parallel with the Company's overall profitability results obtained by the officers on behalf of the shareholders. For the fiscal year ended June 30, 1999, due to negative net earnings, no incentive cash bonuses for officers were either earned or approved.

COMPENSATION OF MEMBERS OF THE CEOC

         On September 15, 1998, the Board approved without change a base annual salary of $216,607, effective October 1, 1998, for each current member of the CEOC, namely, George Wm. Erikson and Robert W. Erikson. Approval came after a review of total compensation conducted without members of the CEOC present. The decision made by the Board was subjective, taking into account the philosophical aim of setting executive compensation, and was not based upon any particular performance criteria. As a consequence of the Company's reported negative net earnings, the members of the CEOC did not receive any cash incentive bonuses for fiscal year 1999. Members of the CEOC participated in the Employee Advantage Plan during fiscal year 1999 and each received profit sharing contributions of $13,076. Mr. George Wm. Erikson also received a 401(k) plan matching contribution of $2,400.

         In approving the compensation of the CEOC members, the Board took into account that, while George Wm. Erikson and Robert W. Erikson were devoting the predominate portion of their time and effort to the Company, they were also devoting a portion of their time and effort to the parent company, CERBCO, Inc., and to its wholly-owned subsidiary, CERBERONICS, Inc. The Board believes the base salary levels set for George Wm. Erikson and Robert W. Erikson were commensurate with the time and effort devoted to the activities of, and their duties and responsibilities with, the Company.

The Board of Directors

George Wm. Erikson
Robert W. Erikson
Calvin G. Franklin
Webb C. Hayes, IV
Paul C. Kincheloe, Jr.
Jack Massar
Thomas J. Schaefer

SUMMARY COMPENSATION

         The following table sets forth information concerning the compensation paid by the Company to each of the named executive officers for the fiscal years ended June 30, 1999, 1998 and 1997:

                           SUMMARY COMPENSATION TABLE

                                                                          Long-Term Compensation
                                        Annual Compensation                    Awards       Payouts
                                                                                 Securities
Name                                             Other        Total   Restricted Underlying
and                                             Annual       Annual      Stock    Options/   LTIP     All Other
Principal          Fiscal   Salary    Bonus  Compensation Compensation  Awards      SARs    Payouts Compensation
Position            Year      ($)      ($)      ($) 2/         ($)        ($)        (#)      ($)      ($) 3/
                                                    -                                                      -

George Wm. Erikson  1999    $216,607      $0     $0          $216,607    $0       15,000     $0        $15,476
Chairman & General  1998     215,030       0      0           215,030     0       15,000      0          4,745
Counsel 1/          1997     208,649       0      0           208,649     0       15,000      0         11,613
        -

Robert W. Erikson   1999    $216,607      $0     $0          $216,607    $0       15,000     $0        $13,076
President 1/        1998     215,030       0      0           215,030     0       15,000      0          2,345
          -
                    1997     208,649       0      0           208,649     0       15,000      0         11,247

John F. Mulhall     1999    $126,729      $0     $0          $126,729    $0            0     $0        $10,308
Vice President of   1998     125,806  12,000      0           137,806     0            0      0          2,573
Sales & Marketing   1997     122,073       0      0           122,073     0            0      0         10,492

Gregory Laszczynski 1999    $137,917      $0     $0          $137,917    $0            0     $0        $12,878
Vice President of   1998     136,913  17,000      0           153,913     0            0      0          4,535
Operations          1997     132,850       0      0           132,850     0            0      0         13,130

Raymond T. Verrey   1999    $103,670      $0     $0          $103,670    $0            0     $0         $8,776
Vice President &    1998     102,915   1,000      0           103,915     0            0      0          2,840
Chief Financial     1997      99,861       0      0            99,861     0            0      0          9,170
Officer

Robert F. Hartman   1999     $92,195      $0     $0           $92,195    $0            0     $0         $7,626
Vice President of   1998      91,524   2,000      0            93,524     0            0      0          2,874
Administration &    1997      88,808       0      0            88,808     0            0      0          8,010
Secretary

1/ The Company's Chief Executive Officer Committee, consisting of the Chairman and the President, exercises the duties and responsibilities of the Chief Executive Officer of the Company.

2/ None of the named executive officers received perquisites or other personal benefits in excess of the lesser of $50,000 or 10% of his total salary and bonus.

3/ Contributions to the Insituform East, Incorporated Employee Advantage Plan, as described on pages 9 and 10.


COMPENSATION PURSUANT TO PLANS

Insituform East, Incorporated Employee Advantage Plan

         The Company maintains a noncontributory profit sharing (retirement) plan, the Insituform East, Incorporated Employee Advantage Plan (the "IEI Advantage Plan"), in which all employees not covered by a collective bargaining agreement and employed with the Company for at least one year are eligible to participate. No employee is covered by a collective bargaining agreement. The IEI Advantage Plan is administered by the Company's Board of Directors which determines, at its discretion, the amount of the Company's annual contribution. The Insituform East Board of Directors can authorize a contribution, on behalf of the Company, of up to 15% of the compensation paid to participating employees during the year. The plan is integrated with Social Security. Each participating employee is allocated a portion of the Company's contribution based on the amount of that employee's compensation plus compensation above FICA limits relative to the total compensation paid to all participating employees plus total compensation paid above FICA limits. Discretionary amounts allocated under the IEI Advantage Plan begin to vest after three years of service (at which time 20% vests) and are fully vested after seven years of service.

Names and Capacities in Which                                           Contributions for          Vested Percent
Cash Contributions Were Made                                           Fiscal Year 1999  1/        as of 10/14/99
----------------------------                                           ----------------- -         --------------

George Wm. Erikson, Chairman                                                 $13,076                     100%
Robert W. Erikson, President                                                  13,076                     100%
John F. Mulhall, Vice President of Sales & Marketing                           9,658                     100%
Gregory Laszczynski, Vice President of Operations                             10,806                     100%
Raymond T. Verrey, Vice President & Chief Financial Officer                    7,221                     100%
Robert F. Hartman, Vice President of Administration & Secretary                7,296                     100%

All Executive officers as a group (6 persons)                                $61,133                     N/A

1/ Total contributions to employees of $276,088 include Insituform East's matching contribution of $196,506 and reallocated amounts totaling $80,582 forfeited by former participants who terminated employment with Insituform East during fiscal year 1999.

         The IEI Advantage Plan also includes a salary reduction profit sharing feature under Section 401(k) of the Internal Revenue Code. Each participant may elect to defer a portion of his compensation by any whole percentage from 2% to 16% subject to certain limitations. As mandated by the plan, the Company contributes an employer matching contribution equal to 25% of the participant's deferred compensation up to a maximum of 1.5% of the participant's total paid compensation for the fiscal year. Participants are 100% vested at all times in their deferral and employer matching accounts. During the fiscal year ended June 30, 1999, the Company made the following contributions for the Company's officers:

Names and Capacities in Which                                           Contributions for          Vested Percent
Cash Contributions Were Made                                             Fiscal Year 1999          as of 10/14/99
----------------------------                                             ----------------          --------------

George Wm. Erikson, Chairman                                                  $2,400                     100%
Robert W. Erikson, President                                                       0                     100%
John F. Mulhall, Vice President of Sales & Marketing                             650                     100%
Gregory Laszczynski, Vice President of Operations                              2,072                     100%
Raymond T. Verrey, Vice President & Chief Financial Officer                    1,555                     100%
Robert F. Hartman, Vice President of Administration & Secretary                  330                     100%

All Executive officers as a group (6 persons)                                 $7,007                     N/A



Insituform East, Incorporated Supplemental Executive Retirement Plan

         During fiscal year 1998, the Company entered into Supplemental Executive Retirement Agreements with Messrs. John Mulhall, Gregory Laszczynski and Raymond Verrey pursuant to a Supplemental Executive Retirement Plan (the "IEI SERP"). Each agreement provides for monthly retirement benefits of 25% of the executive's final aggregate monthly salary from the Company as defined in and limited by the executive's agreement. Each covered executive's benefit under the plan is payable in equal monthly amounts for the remainder of the covered executive's life beginning as of any date on or after his 62nd birthday (at the covered executive's election) but not before his termination of service. Payments under the SERP are not subject to any reduction for Social Security or any other offset amounts but are subject to Social Security and other applicable tax withholding.

         To compute the monthly retirement benefits, the percentage of final monthly salary is multiplied by a ratio (not to exceed 1) of:

                  the completed years (and any fractional year) of employment by the Company after 1997 to the total number of years (and any fractional year) of employment by the Company after 1997 that the executive would have completed if he had continued in employment to age 65.

         In the case of Messrs. Mulhall and Laszczynski, if the executive dies prior to retirement, the executive's beneficiary will receive a pre-retirement death benefit under a split-dollar insurance arrangement. The executive's beneficiary will receive a one-time lump sum payment in the amount of $700,000. In the case of Mr. Verrey, the executive's beneficiary will receive a pre-retirement death benefit of 25% of the executive's final monthly salary for 180 months. If any executive dies after commencement of the payment of retirement benefits, but before receiving 180 monthly payments, the executive's beneficiary will continue to receive payments until the total payments received by the executive and/or his beneficiary equal 180.

         The SERP is  technically  unfunded,  except  as  described  below.  The
Company will pay all benefits from its general revenues and assets. To facilitate the payment of benefits and provide the executives with a measure of benefit security without subjecting the SERP to various rules under the Employment Retirement Income Security Act of 1974, the Company has established an irrevocable trust called the Insituform East, Incorporated Supplemental Executive Retirement Trust. This trust is subject to the claims of the Company's creditors in the event of bankruptcy or insolvency. The trust has purchased life insurance on the lives of Messrs. Mulhall and Laszczynski to provide for financial obligations under the plan. Assets in the trust consist of the cash surrender values of the executive life insurance policies and are carried on the Company's balance sheet as assets. The trust will not terminate until participants and beneficiaries are no longer entitled to benefits under the plan. Upon termination, all assets remaining in the trust will be returned to the Company.

         The following table sets forth the annual retirement benefits that would be received under the SERP at various compensation levels after the specified years of service:


         Pension Plan Table Where Formula Provides 25% of Compensation 1/
         ------------------------------------------------------------- -

(Final)                                             Years of Service (Under Plan)
                                                    -----------------------------
Remuneration                  15                20               25                30               35
------------                  --                --               --                --               --

50,000                        11,719           12,500            12,500           12,500            12,500
75,000                        17,578           18,750            18,750           18,750            18,750
100,000                       23,438           25,000            25,000           25,000            25,000
125,000                       30,925           31,250            31,250           31,250            31,250
150,000                       30,925           36,420            37,500           37,500            37,500
175,000                       30,925           36,420            40,211           43,750            43,750
200,000                       30,925           36,420            40,211           44,396            49,017
250,000                       30,925           36,420            40,211           44,396            49,017
300,000                       30,925           36,420            40,211           44,396            49,017
350,000                       30,925           36,420            40,211           44,396            49,017
400,000                       30,925           36,420            40,211           44,396            49,017

1/   Assumes at the time the Plan was  established (i) the individual is age 50,
     (ii) maximum covered compensation is $100,000 and is increased 2% ( compounded annually) each year of service after 1997, and (iii) retirement is effective at age 65.

         Each executive's covered compensation under the SERP is equal to his final base salary as defined in and limited by the executive's agreement. The maximum covered compensation for each executive is his salary as of December 31, 1997, increased 2% annually beginning in 1998.

         The following table sets forth information concerning vested annual benefits as of June 30, 1999 for the three executives covered by the SERP:

                            Years of Credited        Current Annual              Vested                  Vested
       Name                Service Under Plan     Covered Compensation         Percentage            Annual Benefit
       ----                ------------------     --------------------         ----------            --------------

John F. Mulhall                     2                   $ 126,229                14.29%                  $ 4,527
Gregory Laszczynski                 2                   $ 137,917                 9.09%                  $ 3,134
Raymond T. Verrey                   2                   $ 103,670                14.29%                  $ 3,704

  1994 Board of Directors Stock Option Plan

         The  Company  adopted,  with  stockholder  approval  at the 1994 Annual
Meeting of Stockholders, the Insituform East, Incorporated 1994 Board of Directors Stock Option Plan. The purpose of the plan is to promote the growth and general prosperity of the Company by permitting the Company, through the granting of options to purchase shares of its Common Stock, to attract and retain the best available persons as members of the Company's Board of Directors with an additional incentive for such persons to contribute to the success of the Company. The plan is administered and options are granted by the Board of Directors. Under the terms of this plan, up to 525,000 shares of Common Stock have been reserved for the Directors of the Company.

         Each grant of options under the plan will entitle each director to whom such options are granted the right to purchase 15,000 shares of the Company's Common Stock at a designated option price, anytime and from time to time, within five years from the date of grant. Options are granted under the 1994 Board of Directors Stock Option Plan each year for five years to each member of the Board of Directors serving as such on the date of grant; i.e., for each director serving for five years, a total of five options covering in the aggregate 75,000 shares of Common Stock (subject to adjustments upon changes in the capital structure of the Company), over a five year period.

         On December 11, 1998, options on a total of 105,000 shares of Common Stock were granted to directors of the Company (options on 15,000 shares to each of seven directors) at a per share price of $1.25. No options available under this plan were exercised by directors of the Company during fiscal year 1999.

OPTIONS/SAR GRANTS TABLE

         The following table sets forth information concerning options granted to each of the named executive officers, who are also directors, during fiscal year 1999 under the 1994 Board of Directors' Stock Option Plan:

                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

                                                                                      Potential Realized Value at
                                                                                     Assumed Annual Rates of Stock
                                        Individual Grants                         Price Appreciation for Option Term
                                            % of Total
                                           Options/SARs
                                            Granted to    Exercised or
                         Options/SARs        Employees     Base Price      Expiration
Name                      Granted (#)     in Fiscal Year    ($/Share)         Date           5% ($)      10% ($)

George Wm. Erikson              15,000 1/        14%          $1.25        12/11/03          $5,180      $11,447
                                       -

Robert W. Erikson               15,000 1/        14%          $1.25        12/11/03          $5,180      $11,447
                                       -

1/ Option grants under the 1994 Board of Directors Stock Option Plan, as described on page 12.



AGGREGATED OPTION/SAR EXERCISES AND FISCAL YEAR-END OPTION/SAR VALUE TABLE

         No option or Stock Appreciation Right grants made under the 1994 Board of Directors Stock Option Plans to any of the named executive officers were exercised during fiscal year 1999. The following table sets forth information concerning option or Stock Appreciation right grants held by each of the named executive officers, who are also directors, as of June 30, 1999:

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR

                          AND FY-END OPTION/SAR VALUES

                                                      Number of Securities Underlying    Value of Unexercised
                                                        Unexercised Options/SARs at    In the Money Options/SARs
                                                            Fiscal Year-End (#)          at Fiscal Year-End ($)
                        Shares Acquired        Value
Name                    on Exercise (#)    Realized ($)  Exercisable   Unexercisable    Exercisable Unexercisable

George Wm. Erikson            0                  $0       75,000 1/         0            $1,640         $0
                                                                 -

Robert W. Erikson             0                  $0       75,000 1/         0            $1,640         $0
                                                                 -

1/   Options  exercisable  under the IEI 1994 Board of  Directors  Stock  Option
     Plans, as described on page 12.



REPRICING OF OPTIONS/SARs

         The Company did not adjust or amend the exercise price of stock options or SARs previously awarded to any of the named executive officers during fiscal year 1999.

LONG-TERM INCENTIVE PLAN AWARDS

         The Company does not have any long-term incentive plans.

DEFINED BENEFIT OR ACTUARIAL PLANS

         The Company maintains a defined benefit plan called the Insituform East, Incorporated Supplemental Executive Retirement Plan to provide annual retirement benefits to covered executives. See "Compensation Pursuant to Plans" as to the basis upon which benefits under the plan are computed.

EMPLOYMENT  CONTRACTS  AND  TERMINATION  OF  EMPLOYMENT  AND   CHANGE-IN-CONTROL
ARRANGEMENTS

         There are no employment contracts between the Company and any named executive officer. There are no arrangements between the Company and any named executive officer, or payments made to an executive officer, that resulted, or will result, from the resignation, retirement or other termination of employment with the Company, in an amount that exceeded $100,000.

COMPENSATION OF DIRECTORS

         Non-officer directors of the Company are paid an annual fee of $5,000 plus $1,000 for each meeting of the Board of Directors, and each committee meeting, attended in person. Meetings attended by telephone are compensated at the rate of $200. Directors who are salaried employees receive no remuneration for their service as directors but are eligible with all other directors to participate in the 1994 Board of Directors' Stock Option Plan, as described under the section entitled "Compensation Pursuant to Plans." All directors of the Company are reimbursed for Company travel-related expenses.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

         The Company's Board of Directors does not have a Compensation Committee; the Board of Directors serves in that capacity. Messrs. George Wm. Erikson and Robert W. Erikson, both members of the Board of Directors and executive officers of the Company, holding the offices of Chairman & General Counsel and of President, respectively, participate in, and during fiscal year 1999 participated in, deliberations of the Board of Directors concerning executive officer compensation.

         Messrs. George Wm. Erikson and Robert W. Erikson are both members of the Board of Directors and executive officers of CERBCO, Inc. In their capacity as directors of CERBCO, Inc., they participate in, and during fiscal year 1999 participated in, deliberations of the CERBCO, Inc. Board of Directors concerning executive officer compensation for CERBCO, Inc.

PERFORMANCE GRAPH

         The following graph compares the total stockholder return on the Company's Common Stock to the Total Return Index for the NASDAQ Stock Market (U.S. companies) and to a Peer Group Index based on NASDAQ Stocks SIC Code 162, "Heavy Construction, Except Highway," for the last five fiscal years:


    Date    ,   Company,    Market,  Market,      Peer,   Peer
            , Index , Index , Count , Index, Count "06/30/1994", 100.000, 100.000, 4577, 100.000, 12
"07/29/1994",   100.000,   102.054,    4595,    96.924,     12
"08/31/1994",   100.000,   108.556,    4613,   100.197,     13
"09/30/1994",   105.000,   108.280,    4616,   100.261,     13
"10/31/1994",    95.000,   110.392,    4638,   103.109,     13
"11/30/1994",   115.000,   106.734,    4654,    96.575,     13
"12/30/1994",   100.000,   107.023,    4659,   100.321,     13
"01/31/1995",   110.000,   107.639,    4649,   107.681,     13
"02/28/1995",   130.000,   113.329,    4651,   110.661,     13
"03/31/1995",   120.000,   116.692,    4645,   105.822,     13
"04/28/1995",   140.000,   120.368,    4656,   108.730,     12
"05/31/1995",   170.000,   123.482,    4655,   114.915,     12
"06/30/1995",   177.471,   133.481,    4672,   115.246,     12
"07/31/1995",   177.471,   143.284,    4691,   114.116,     12
"08/31/1995",   187.612,   146.193,    4714,   124.124,     12
"09/29/1995",   207.894,   149.558,    4710,   122.288,     12
"10/31/1995",   192.682,   148.696,    4748,   117.403,     12
"11/30/1995",   167.329,   152.185,    4780,   113.419,     12
"12/29/1995",   172.400,   151.380,    4820,   120.386,     12
"01/31/1996",   167.329,   152.137,    4810,   112.200,     12
"02/29/1996",   152.118,   157.936,    4840,   114.997,     12
"03/29/1996",   152.118,   158.467,    4879,   126.054,     12
"04/30/1996",   152.118,   171.595,    4924,   155.460,     12
"05/31/1996",   157.188,   179.467,    4981,   185.811,     12
"06/28/1996",   129.018,   171.378,    5035,   165.750,     12
"07/31/1996",   129.018,   156.121,    5067,   161.411,     12
"08/30/1996",   126.438,   164.878,    5091,   167.013,     12
"09/30/1996",   126.438,   177.482,    5097,   188.448,     12
"10/31/1996",   113.536,   175.517,    5139,   217.327,     12
"11/29/1996",   113.536,   186.407,    5181,   214.305,     12
"12/31/1996",   108.375,   186.251,    5177,   228.772,     12
"01/31/1997",   134.179,   199.468,    5162,   256.929,     12
"02/28/1997",   129.018,   188.435,    5171,   243.633,     11
"03/31/1997",   118.697,   176.149,    5169,   270.129,     11
"04/30/1997",   118.697,   181.635,    5155,   261.995,     11
"05/30/1997",   113.536,   202.210,    5148,   273.877,     11
"06/30/1997",   105.692,   208.425,    5132,   288.681,     10
"07/31/1997",   113.619,   230.388,    5127,   339.186,     10
"08/29/1997",   100.407,   230.043,    5116,   420.912,     10
"09/30/1997",   108.334,   243.683,    5106,   456.344,     10
"10/31/1997",    95.123,   230.988,    5115,   468.713,     10
"11/28/1997",   118.903,   232.219,    5131,   388.244,     10
"12/31/1997",   126.830,   228.223,    5082,   397.167,     10
"01/30/1998",   112.298,   235.446,    5053,   361.023,     10
"02/27/1998",   103.049,   257.587,    5032,   405.450,     10
"03/31/1998",   103.049,   267.090,    4994,   471.763,     10
"04/30/1998",    99.086,   271.588,    4973,   512.777,     10
"05/29/1998",    99.086,   256.513,    4966,   499.391,     10
"06/30/1998",    95.123,   274.430,    4944,   420.255,     10
"07/31/1998",    97.765,   271.221,    4921,   343.309,     10
"08/31/1998",    92.480,   217.624,    4883,   259.132,     10
"09/30/1998",    89.838,   247.839,    4822,   312.523,     10
"10/30/1998",    68.700,   258.549,    4738,   278.255,     10
"11/30/1998",    55.488,   284.695,    4703,   219.604,     10
"12/31/1998",    55.488,   321.627,    4653,   227.353,     10
"01/29/1999",    34.350,   368.384,    4602,   229.516,     10
"02/26/1999",    79.269,   335.349,    4574,   211.818,     10
"03/31/1999",    52.846,   359.703,    4518,   302.594,     10
"04/30/1999",    54.167,   369.882,    4497,   345.061,     10
"05/28/1999",    50.204,   361.312,    4486,   325.098,     10
"06/30/1999",    52.846,   393.582,    4468,   380.452,     10

   PROPOSAL NO. 2 - APPROVAL OF THE 1999 BOARD OF DIRECTORS' STOCK OPTION PLAN

         The Insituform East, Incorporated 1999 Board of Directors' Stock Option Plan (the "1999 Directors' Plan") was adopted by the Board of Directors on September 7, 1999, subject to approval by the stockholders at the meeting. It is intended that the individuals named in the enclosed form of Proxy will vote their proxies to approve the plan, unless otherwise directed. A majority of the votes cast by both Common stockholders and Class B Common stockholders, voting together, will be required for approval of the plan.

         The purpose of the 1999 Directors' Plan is to promote the growth and general prosperity of the Company by permitting the Company, through the granting of options to purchase shares of its Common Stock, to attract and retain the best available persons as members of the Company's Board of Directors with an additional incentive for such persons to contribute to the success of the Company. The plan is non-qualified for federal income tax purposes and only members of the Board of Directors are entitled to grants of options thereunder.

         The following is a summary of the 1999 Directors Plan, and reference should be made to the full text of the plan contained in Appendix A.

         General. Options may be issued for a maximum of 525,000 shares of Common Stock under the plan, subject to adjustment upon changes in the capital structure of the Company. Options may only be granted to directors of the Company. Each option granted under the plan will entitle each director to whom such option is granted the right to purchase 15,000 shares of the Company's Common Stock (subject to adjustment upon changes in the capital structure of the Company) at a designated option price (the "Option Price"), at any time and from time to time, within five years from the date of grant; provided that the director serves continually as a director of the Company for at least six months following the date the option was granted. If the seven nominees named under Proposal No. 1 of this Proxy statement are elected as directors, they would be eligible, in consideration for serving as directors of the Company, to receive in 1999 grants of options entitling each such director to purchase at any time until December 11, 2004 up to 15,000 shares of the Company's Common Stock (subject to adjustment for any change in capital structure of the Company) at the Option price determined on December 11, 1999. Two of such nominees, George Wm. Erikson and Robert W. Erikson, are current executive officers, and Messrs. Franklin, Hayes, Kincheloe, Massar and Schaefer are current directors who are not executive officers; thus, if all nominees are elected, options for a total of 30,000 shares of Common Stock would be granted to current executive officers as a group, and options for a total of 75,000 shares of Common Stock would be granted to the five current directors who are not executive officers.

         Administration. The Board of Directors shall administer the 1999 Directors' Plan and shall have exclusive authority to interpret, construe and implement the provisions of the plan, except as may be delegated in whole or in part by the Board to a committee of the Board (the "Committee") which shall consist of two or more members of the Board. Each determination, interpretation or other action that may be taken pursuant to the plan by the Board or Committee shall be final and shall be binding and conclusive for all purposes and upon all persons. The Board from time to time may amend the plan as it deems necessary to carry out the purposes thereof, provided, however, that no change shall be made that increases the total number of shares reserved for issuance or materially modifies the provisions of the plan with respect to eligibility for participation unless such change is approved by the stockholders.

         Terms and Conditions of Options. Each director granted an option under the 1999 Directors' Plan shall enter into a separate written agreement (the "Option Agreement") with the Company covering each such option granted, in such form and containing such terms and conditions as are not inconsistent with the plan, as the Board or the Committee shall from time to time determine. Each option granted under the plan and pursuant to each Option Agreement will entitle each director to whom such option is granted the right to purchase 15,000 shares of the Company's Common Stock (subject to adjustment upon changes in the capital structure of the Company) at the Option Price, any time and from time to time, within five (5) years from the date of grant; provided that the director serves continually as a director of the Company for at least six months following the date the option was granted. Options will be granted under the plan each year to each member of the Board of Directors of the Company serving as such on the date of grant. To the extent the 1999 Directors' Plan is approved by the stockholders at the Annual Meeting of Stockholders on December 10, 1999, the first option grant will be made on the date of such annual meeting and the Option Price with respect to such option shall be as of the date of such annual meeting. Each of the succeeding grants will be made by the Board on the date of each succeeding Annual Meeting of Stockholders and the Option Price shall be determined in accordance with the plan's provisions by the Board as of each respective date. A director may exercise an option only if he has served continually as a director of the Company or its successor company for at least six months following the date of the grant.

         Federal Income Tax Consequences. The options granted under the plan are not eligible for the special tax treatment afforded incentive stock options under the Internal Revenue Code. Under existing federal income tax law and regulations, an optionee will not recognize taxable income, and the Company will not be entitled to a deduction, upon the grant of a non-statutory stock option. Upon exercise of such an option, an optionee will recognize ordinary income in an amount equal to the amount by which the fair market value of each share on the date of exercise exceeds the Option Price. The amount so recognized as income by the optionee generally will be deductible by the Company.

         The foregoing summary of the principal federal income tax considerations applicable to the 1999 Directors' Plan does not include all aspects of federal income tax law which may be relevant to a particular director. The federal income tax laws, the regulations or interpretations by the Internal Revenue Service or the courts could be changed after the date of this Proxy Statement. The effect might be to change some or all of the federal income tax consequences pertaining to this plan of such change. In addition, the receipt of a grant under the plan, the exercise of a grant or the sale of stock acquired upon exercise may create tax liabilities for the optionee under the laws of any state or other taxing jurisdiction. No attempt is made in this Proxy Statement to summarize these tax consequences.

        PROPOSAL NO. 3 - APPROVAL OF THE 1999 EMPLOYEE STOCK OPTION PLAN

         The Insituform East, Incorporated 1999 Employee Stock Option Plan (the "1999 Employee Plan") was adopted by the Board of Directors on September 7, 1999, subject to approval by the stockholders at the meeting. It is intended that the individuals named in the enclosed form of proxy will vote their proxies to approve the plan, unless otherwise directed. A majority of the votes cast by both Common stockholders and Class B Common stockholders, voting together, will be required for approval of the plan.

         The purpose of the 1999 Employee Plan is to promote the growth and general prosperity of the Company, be permitting key management employees of the Company and of any wholly-owned subsidiary to purchase shares, through the grant and exercise of options, of the Company's Common stock. It is anticipated that the 1999 Employee Plan will serve as an incentive to such key employees to maximize their efforts on the Company's behalf. Under the terms of the 1999 Employee Plan, both incentive and nonstatutory stock options may be granted to eligible employees.

         The following is a summary of the 1999 Employee Plan, and reference should be made to the full text of the plan contained in Appendix B.

         General. The Company will reserve 350,000 shares of Common stock for issuance upon the exercise of stock options granted under the 1999 Employee Plan (subject to adjustment upon changes in the capital structure of the Company). The option price of each share of Common stock to be issued pursuant to the exercise of options granted under the plan will be fair market value determined on the date of grant. The Company has no present plans to grant options to any particular individuals. It is not possible to identify all of the officers who may eventually receive options under the plan or to predict the number or amount of the options that may be granted to any one officer or to all officers and directors as a group.

         Administration. The 1999 Employee Plan will be administered by a Stock Option Plan Committee appointed by and comprised of members of the Board of Directors. The Stock Option Plan Committee, in its sole discretion, shall have full power and authority to designate eligible employees to whom an incentive stock option or a nonstatutory stock option shall be granted, determine the number of shares to be made available under any option granted, determine the periods in which a participant may exercise his option (provided, however, that no incentive stock option may be exercised more than ten (10) years after the date of grant), and determine the date on which the option shall expire. The Board of Directors may amend or terminate the plan at any time, although any amendment which increases the total number of shares of Common stock covered by the plan or changes the definition of "eligible employee" is subject to approval by the stockholders.

         Federal Income Tax Consequences. The federal income tax consequences to an optionee under the 1999 Employee Plan differ depending on whether an incentive or a nonstatutory stock option has been granted. With regard to an incentive stock option (if the applicable special holding periods are met), there will be no federal income tax consequences to an optionee at either the time of the initial grant of the option or the time of its exercise (unless the alternative minimum tax applies). The optionee may be taxed at long-term capital gains rates when the stock is sold subsequently.

         With regard to a nonstatutory stock option, there will be no federal income tax consequences to an optionee at the time such an option is granted to him. Upon exercise of a nonstatutory stock option, the optionee will recognize taxable income in an amount equal to the fair market value of the stock on the date of exercise minus the exercise price paid, and the Company generally will be allowed a corresponding compensation deduction. (Similar results apply in cases in which an incentive stock option is exercised and the special holding periods applicable with respect to such options are not met.) The optionee may be taxed at long-term capital gains rates when the stock is sold subsequently.

         The foregoing summary of the principal federal income tax considerations applicable to the 1999 Employee Plan does not include all aspects of federal income tax law which may be relevant to a particular optionee. The federal income tax laws, the regulations or interpretations by the Internal Revenue Service or the courts could be changed after the date of this Proxy Statement. The effect of such change might be to change some or all of the federal income tax consequences pertaining to this plan. In addition, the receipt of a grant under the plan, the exercise of a grant or the sale of stock acquired upon exercise may create tax liabilities for the optionee under the laws of any state or other taxing jurisdiction. No attempt is made i this Proxy Statement to summarize these tax consequences.

                  APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         The firm of Deloitte & Touche was engaged to audit the financial statements of the Company for the fiscal year ended June 30, 1999. A representative of Deloitte & Touche will be at the Meeting and will have an opportunity to make a statement if he or she desires to do so. The representative will also be available to respond to appropriate questions from any stockholders present at the Meeting.

         The Audit Committee of the Board of Directors has not yet recommended, and the Board has not yet approved, the appointment of independent public accountants to audit the financial statements of the Company for the fiscal year ending June 30, 2000. It is anticipated that the Audit Committee will make its recommendation to the Board and that the appointment of independent public accountants will be made by the Board prior to June 30, 2000.

                                  OTHER MATTERS

         The Board of Directors is not aware of any other matters which are likely to be brought before the Meeting. However, if any other matters are properly brought before the Meeting, it is the intention of the individuals named in the enclosed form of Proxy to vote the proxy in accordance with their judgment on such matters.

                     ANNUAL REPORT AND FINANCIAL STATEMENTS

         Financial statements of the Company are contained in the Company's Annual Report for the fiscal year ended June 30, 1999, a copy of which is enclosed herewith.

                  DEADLINE FOR SUBMITTING STOCKHOLDER PROPOSALS

           FOR INCLUSION IN THE BOARD'S PROXY STATEMENT IN CONNECTION

                    WITH THE FISCAL YEAR 2000 ANNUAL MEETING

         A proposal submitted by a stockholder for action at the Company's Annual Meeting of Stockholders for the fiscal year ending June 30, 2000 must be received no later than June 30, 2000, in order to be included in the Company's Proxy Statement for that meeting. It is suggested that proponents submit their proposals by certified mail-return receipt requested.

         A proponent of a proposal must be a record or beneficial owner entitled to vote at the next Annual Meeting on the proposal and must continue to be entitled to vote through the date on which the meeting is held.

                                      By Order of the Board of Directors,




                                      Robert F. Hartman
                                      Secretary

  Landover, Maryland
  November 8, 1999

                                   APPENDIX A

                          INSITUFORM EAST, INCORPORATED

                            1999 BOARD OF DIRECTORS'

                                STOCK OPTION PLAN

1.       Purpose.

         The purpose of the Insituform East, Incorporated 1999 Board of Directors Stock Option Plan (the "Plan") is to promote the growth and general prosperity of Insituform East, Incorporated (the "Company") by permitting the Company, through the granting of Options to purchase shares of its Common Stock, par value $.04 per share (the "Common Stock"), to attract and retain the best available persons as members of the Company's Board of Directors with an additional incentive for such persons to contribute to the success of the Company.

2.       Administration.

         The Board of Directors shall administer the Plan and shall have exclusive authority to interpret, construe and implement the provisions of the Plan, except as may be delegated in whole or in part by the Board to a committee of the Board (the "Committee") which shall consist of two or more members of the Board. Each determination, interpretation or other action that may be taken pursuant to the Plan by the Board or the Committee shall be final and shall be binding and conclusive for all purposes and upon all persons.

3.       Eligibility.

         All members of the Board of Directors shall receive Options pursuant to the terms of the Plan, as set forth herein.

4.       Shares of Common Stock Subject to Options.

         Subject to the provisions of Sections 10 and 11 hereof, the maximum number of shares of Common Stock which may be optioned and sold under the Plan is 525,000 shares of authorized but unissued, or reacquired, shares of Common Stock of the Company. In the event any shares of Common Stock subject to an Option are not issued for any reason at the expiration or termination of such Option, such shares may again be subject to an Option under the Plan.

5.       The Options.

         Each Director granted an Option under this Plan shall enter into a separate written Option Agreement with the Company covering each such Option granted, in such form containing such terms and conditions as are not inconsistent with the Plan, as the Board or the Committee shall from time to time determine. Except as provided in this Section, each Option granted hereunder and pursuant to each such agreement will entitle each Director to whom such Option is granted the right to purchase 15,000 shares of the Company's Common Stock at the Option Price, at any time and from time to time, up to five
(5) years from the date of grant. Options will be granted hereunder each year to each member of the Board of Directors of the Company serving as such on the date of grant. The first Option grant will be made on December 10, 1999, and the Option Price with respect to such Option shall be determined as of such date, subject to approval of the Plan by the Company's Stockholders at the Annual Meeting of Stockholders to be held on December 10, 1999. Each of the succeeding grants will be made on the date of each succeeding Board of Directors meeting, which follows each succeeding Annual Meeting of Stockholders, and the Option Price shall be determined as of each such respective date.

6.       Option Price.

         The Option Price for each share of the Common Stock to be issued upon exercise of Options under the Plan shall be determined on the date of grant in the following manner: (i) if the trading prices for the Common Stock are reported on the consolidated transaction reporting system (the "consolidated system") operated by the Consolidated Tape Association, whether or not the Common Stock is traded on an exchange, the average of the high and low prices at which the Common Stock is reported in the consolidated system to have been traded on such date; (ii) if the principal market for the Common Stock is an exchange and if the trading prices for the Common Stock are not reported in the consolidated system, the average of the high and low prices at which the Common Stock is reported to have traded on such exchange on such date; (iii) if the principal market for the Common Stock is otherwise than on an exchange, trading prices for the Common Stock are not reported on the consolidated system, and bids and offers for such security are reported in the automated quotation system operated by the National Association of Securities Dealers, Inc. ("NASDAQ"), the mean between the highest current independent bid price and the lowest current independent asked price reported on "level 2" of the NASDAQ on such date; (iv) if the principal market for the Common Stock is otherwise than on an exchange, trading prices for the Common Stock are not reported on the consolidated system, and bids and offers for the Common Stock are not reported in NASDAQ, the mean between the highest current independent bid and the lowest current independent asked price on such date, determined on the basis of reasonable inquiry; or (v) if there is no market for the Common Stock, such price as the Board in its discretion, acting in good faith, shall determine, but not less than the price of any contemporaneous sales of the Common Stock. If there is a market for the Common Stock and if, on the pertinent date, no transactions or bid and asked prices, as the case may be, are reported for the Common Stock under the relevant clause above, the Option Price of the Common Stock shall be determined on the next day on which transactions or bid and asked prices, as the case may be, are reported for the Common Stock under such clause. The Option Price shall be subject to adjustment as set forth in Section 10 hereof.

7.       Exercise of Option.

         (a) An Option may be exercised at any time and from time to time within a period of five (5) years from the date of grant of such Option with respect to all or part of the shares covered thereby, subject however, to the further restrictions contained in this Section 7.

                  In the event the Company or the Stockholders of the Company enter into an agreement to dispose of all or substantially all of the assets or stock of the Company by means of a sale, a reorganization, a liquidation or otherwise, each outstanding Option shall be exercisable with respect to the full number of shares subject to that Option, notwithstanding the preceding paragraph of this Section 7(a), only during the period commencing as of the date of such agreement and ending when the disposition of assets or stock contemplated by the Agreement is consummated.

         (b) An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company at its principal business office by the person entitled to exercise the Option and full payment for the shares with respect to which the Option is exercised has been received by the Secretary of the Company. As soon as practicable after the date an Option is exercised, the Company shall deliver to the Director a certificate or certificates for the number of shares of Common Stock acquired upon such exercise, registered in the name of the Director or the name of any other person entitled to such shares as contemplated by Section 7(c).

         (c) An Option may be exercised by the optionee only (i) if the optionee has served continually as a Director of the Company or its Successor Company for at least six months following the date of grant and (ii) (x) while he is, and has continually been since the date of the grant of the Option, a Director of the Company or its Successor Company, or (y) for a period ending six (6) months after the Director has terminated his services in all of such capacities; except that if a Director's continuous service terminates by reason of his death, such Option may be exercised within six (6) months after the death of such Director, but in no event later than five (5) years after the date of grant of such Option, by (and only by) the person or persons to whom his right under such Option shall have passed by will or by laws of descent and distribution.

         (d) An Option may be exercised in accordance with this Section 7 as to all or any portion of the shares subject to the Option from time to time, but shall not be exercisable with respect to fractions of a share.

8.       Options not Transferable.

         Options under the Plan may not be sold, pledged, assigned or transferred in any manner otherwise than by will or the laws of descent or distribution, and may be exercised during the lifetime of an optionee only by such optionee.

9.       Amendment or Termination of the Plan.

(a) The Board of Directors may amend the Plan in such respects as it shall deem advisable; provided that, no change shall be made that increases the total number of shares of Common Stock reserved for issuance under the Plan (except pursuant to Section 11), or materially modifies the requirements as to eligibility for participation in the Plan, unless such change is authorized by the Stockholders of the Company. An amendment of the Plan shall not, without the consent of the Director, adversely affect a Director's rights under an Option previously granted to him or her.

         (b) The Board of Directors may at any time terminate the Plan. Any such terminations of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been terminated.

10.      Adjustments Upon Changes in Capitalization.

         If all or any portion of the Option is exercised subsequent to any stock dividend, split-up, recapitalization, combination or exchange of shares, merger, consolidation, acquisition of property or stock, reorganization, or other similar change or transaction of or by the Company, as a result of which shares of any class shall be issued in respect of outstanding shares of the class covered by the Option, or shares of the class covered by the Option shall be changed into the same or different number of shares of the same or another class or classes, the person or persons so exercising such an Option shall receive, for the aggregate option price payable upon such exercise of the Option, an aggregate number and class of shares equal to the number and class of shares he would have had on the date of exercise had the shares been purchased for the same aggregate price at the date the Option was granted and not been disposed of, taking into consideration any such stock dividend, split-up, recapitalization, combination or exchange of shares, merger, consolidated, acquisition of property or stock, separation, reorganization or other similar change or transaction; provided, however, that no fractional shares shall be issued upon any such exercise, and the aggregate price paid shall be approximately reduced on account of any fractional shares not issued.

11.      Changes in Capital Structure of Company.

         In the event of a change in the capital structure of the Company, the number of shares specified in Section 5 of the Plan, the number of shares covered by each outstanding Option and the price per share shall be adjusted proportionately for any increase or decrease in the number of issued shares of Common Stock resulting from the splitting or consolidation of shares, or the payment of a stock dividend or effected in any other manner without receipt of additional or further consideration by the Company.

12.      Agreement and Representations of Director.

         As a condition to the exercise of any portion of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required under the Securities Act of 1933, as amended, or any other applicable law, rule or regulation.

13.      Reservation of Shares of Common Stock.

         The Company, during the term of this Plan, will at all times reserve and keep available, and will seek or obtain from any regulatory body having jurisdiction any requisite authority in order to issue and sell, such number of shares of its Common Stock as shall be sufficient to satisfy the requirements of the Plan. Inability of the Company to obtain from any regulatory body having jurisdictional authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of shares of Common Stock under the Plan shall not result in any liability of the Company in respect of the nonissuance or sale of such stock as to which such requisite authority shall not have been obtained.

14.      Term.

         The Plan shall be effective upon its adoption by the Board of Directors and approval by the Company's Stockholders. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 9.

15.      Definitions.

         As used herein, the following definitions shall apply:

         (a) "Common Stock" shall mean Common Stock, par value $.04 per share, of the Company.

         (b)  "Continuous  Service"  shall mean service as a member of the Board
              of  Directors,  without  interruption,   of  the  Company  or  its
              Successor Company.

         (c)  "Option" shall mean a stock option granted pursuant to the Plan.

         (d)  "Option  Price"  means  the  purchase   price,  as  determined  in
              accordance with Section 6 of the Plan, for each share of the Common Stock issued upon the exercise of Options.

         (e) "Plan" shall mean the Company's Board of Directors' 1999 Stock Option Plan.

         (f) "Stockholders" shall mean the holders of outstanding shares of the Company's Common Stock and Class B Common Stock.

         (g) "Successor Company" means any company which acquires all or substantially all of the stock or assets of the Company.


                                                     Dated:  September 7, 1999

                                   APPENDIX B

                          INSITUFORM EAST, INCORPORATED

                           EMPLOYEE INCENTIVE PROGRAM

                         1999 EMPLOYEE STOCK OPTION PLAN

         INSITUFORM EAST, INCORPORATED, a Delaware corporation (the "Company"), does hereby adopt an Employee Stock Option Plan with the terms and conditions set forth below (the "Plan").

                                   SECTION ONE

                       Designation and Purpose of the Plan

         A.   Designation.   The  Plan  is  designated  the  "INSITUFORM   EAST,
INCORPORATED 1999 EMPLOYEE STOCK OPTION PLAN."

         B. Purpose. The purpose of the Plan is to promote the growth and general prosperity of the Company by permitting key management employees of the Company and its Subsidiary Companies to purchase shares, by grant of options, of the Company's Common Stock. The Plan will serve as an incentive for employees to maximize their efforts on the Company's behalf and will increase the Company's ability to attract and retain the most competent professionals, thus serving the best interest of the Company's customers and Stockholders.

                                   SECTION TWO

                                   Definitions

         As used herein, the following definitions shall apply:

         (a) "Code" means the Internal Revenue Code of 1986, as amended.

         (b) "Committee" means the Stock Option Plan Committee appointed to administer the Plan pursuant to Section Four of the Plan.

         (c) "Common Stock" means either authorized and unissued or reacquired shares of the Common Stock , par value $.04 per share, of the Company.

         (d)  "Company"  means   INSITUFORM  EAST,   INCORPORATED,   a  Delaware
corporation.

         (e) "Eligible Employee" means any key management employee of the Company or its wholly-owned Subsidiary Companies.

         (f) "Incentive Stock Option" means an option as defined in Section 422(b) of the Code and any other applicable provisions of the Code and includes, without limitation, any portion of an Incentive Stock Option remaining after a Participant has exercised such Option with respect to only part of the shares covered by the Option Agreement (within the meaning given that term under Section Six of the Plan).

         (g) "Nonstatutory Stock Option" means a stock option that is not an Incentive Stock Option and includes, without limitation, any portion of a Nonstatutory Stock Option remaining after a Participant has exercised such Option with respect to only part of the shares covered by the Option Agreement (within the meaning given that term under Section Six of the Plan).

         (h) "Option" means either an Incentive Stock Option or a Nonstatutory Stock Option or both, as the context shall indicate.

         (i) "Option Price" means the price, as set forth in Section Seven of the Plan, of an Option granted pursuant to the Plan.

         (j) "Participant" means an Eligible Employee who is granted either an Incentive Stock Option or a Nonstatutory Stock Option.

         (k) "Stockholder" means any holder of an outstanding share or shares of the Company's Common Stock.

         (l) "Subsidiary Company" means any present or future "subsidiary corporation" of the Company as defined in Section 424(f) of the Code and which the Company has determined to include under the Plan.

                                  SECTION THREE

                             Stock Subject to Option

         A. Total Number of Shares. The total number of shares of Common Stock which may be issued by the Company to all Participants under the Plan is 350,000 shares, which may be increased only by a resolution of the Board of Directors of the Company and approved the Stockholders. Such shares may be either authorized and unissued or reacquired Common Stock.

         B. Expired Options. If either an Incentive Stock Option or a Nonstatutory Stock Option granted under the Plan is terminated or expires for any reason whatsoever, in whole or in part, the shares (or remaining shares) of Common Stock subject to such Option again shall be available for grant under the Plan.


                                  SECTION FOUR

                           Administration of the Plan

         A. Appointment of Committee. The Board of Directors of the Company shall appoint a Stock Option Plan Committee which shall consist of at least two members selected from the Board of Directors each of whom is a "disinterested person" as defined in Rule 16b-3 as promulgated by the Securities and Exchange Commission ("Rule 16b-3") under the Securities Exchange Act of 1934, as amended. The Board of Directors shall designate a member of the Committee to act as Chairman of the Committee. The Board of Directors, in its discretion, may at any time remove any member of the Committee and may fill the resulting vacancy with any director who is a "disinterested person". Any member of the Committee who, after having been designated a member of the Committee, is no longer a "disinterested person" immediately shall cease to be a member of the Committee' the vacancy created thereby shall be filled by the Board of Directors as hereinabove described.

         B. Committee Meetings. The Committee shall hold its meetings at such times and places as specified by the Committee Chairman. A majority of the Committee shall constitute a quorum. All actions of the Committee shall be taken by a majority of a quorum present at a meeting duly called by the Committee Chairman; provided, however, that any action taken without a meeting but consented to in writing by a majority of the Committee members shall be effective as action taken by the Committee at a meeting duly called and held.

         C. Committee Power. Subject to the terms and provisions of the Plan, the Committee, in its sole discretion, shall have full power and authority to
(a) designate Eligible Employees to whom either an Incentive Stock Option or a Nonstatutory Stock Option shall be granted, (b) determine the number of shares to be made available under any Option granted, (c) determine the period or periods in which a Participant may exercise his Option, (d) determine the Option Price, and (e) determine the date on which any Option shall expire. The Committee shall have all such additional rights, power and authority necessary or appropriate to administer the Plan in accordance with its terms including, without limitation, the power to make binding interpretations of the Plan and to resolve all questions, whether express or implied, arising thereunder. The committee may prescribe such rules and regulations for administering the Plan as the Committee, in its discretion, deems necessary or appropriate.

                                  SECTION FIVE

                            Selection of Participants

         A. Discretion of Committee. To determine to which of the Eligible Employees either an Incentive Stock Option or a Nonstatutory Stock Option shall be granted, and the terms and conditions of any Option so granted, the Committee shall evaluate, among other things, (i) the duties and responsibilities of Eligible Employees, (ii) their past and prospective contributions to the success of the Company, (iii) the extent to which they are performing and will continue to perform outstanding services for the benefit of the Company, and (iv) such other factors as the Committee deems relevant.

         B. Limitation on Grant of Incentive Stock Options. An Incentive Stock Option may not be granted to any Eligible Employee if (i) such grant (regardless of when granted) would cause the aggregate fair market value of the Common Stock granted under the Plan (or any other stock option plan required to be taken into account under Section 422(d) of the Code) to exceed $100,000 plus the relevant "unused limit carryover" provided for under prior tax law or (ii) the aggregate fair market value (determined in accordance with paragraph A. of Section Seven), determined as of the date an Incentive Stock Option is granted (where the Option is granted after December 31, 1986), of the Common Stock for which any Eligible Employee may be awarded Incentive Stock Options which are first exercisable by the Eligible Employee during any calendar year under the Plan ( or any other stock option plan required to be taken into account under Section 422(d) of the
Code) exceeds  $100,000  (without  regard to options  granted  before January 1,
1987).

         C. Determination of Common Stock Ownership. For purposes of the Plan (and especially of Section Eight hereof), a participant's Common Stock ownership shall be determined by taking into account the rules of constructive ownership set forth in Section 424(d) of the Code.


                                   SECTION SIX

                                Option Agreement

         A. Form of Option. Each Option granted to a Participant shall be designated either an Incentive Stock Option or a Nonstatutory Stock Option. A written agreement incorporating the provisions of the Plan and such other terms and conditions as the Committee determines shall identify any Option granted pursuant to the Plan as either an Incentive Stock Option or a Nonstatutory Stock Option, as the case may be. In the event that both an Incentive Stock Option and a Nonstatutory Stock Option are granted to a Participant the written agreement shall identify the respective Options and the terms and conditions thereof.

         B. Date of Grant of Option. The date of the grant of either an Incentive Stock Option or a Nonstatutory Stock Option is the date specified in the Option Agreement described in this Section Six and signed by the Participant and the Company.


                                  SECTION SEVEN

                                  Option Price

         A. Determination of Stock Option Price. The Option Price for each share of the Common Stock to be issued on exercise of either an Incentive Stock Option or a Nonstatutory Stock Option under the Plan shall be fair market value of the Common Stock determined on the date of grant in the following manner: (i) if the trading prices for the Common Stock are reported on the consolidated transaction reporting system (the "consolidated system") operated by the Consolidated Tape Association, the average of the high and low prices at which the Common Stock is reported in the consolidated system to have been traded on such date; (ii) if the principal market for the Common Stock is an exchange and if the trading prices for the Common Stock are not reported in the consolidated system, the average of the high and low prices at which the Common Stock is reported to have traded on such exchange on such date; (iii) if the principal market for the Common Stock is otherwise than on an exchange and bids and offers for such security are reported in the automated quotation system operated by the National Association of Securities Dealers, Inc. ("NASDAQ"), the mean between the highest current independent bid price and the lowest current independent asked price reported on "level 2" of the NASDAQ on such date; (iv) if the principal market for the Common Stock is otherwise than on an exchange and bids and offers for the Common Stock are not reported on NASDAQ, the mean between the highest current independent bid price and the lowest current independent asked price on such date, determined on the basis of reasonable inquiry; or (v) if there is no market for the Common Stock, such price as the Board of Directors of the Company in its discretion, acting in good faith, shall determine, but not less than the price of any contemporaneous sales of the Common Stock. If there is a market for the Common Stock and if, on the pertinent date, no transactions or bid and asked prices, as the case may be, are reported for the Common Stock under the relevant clause above, the Option Price of the Common Stock shall be determined on the next day on which transactions or bid and asked prices, as the case may be, are reported for the Common Stock under such clause. Such Option Price shall be subject to adjustment as set forth in Paragraph B. of this Section Seven. Notwithstanding the foregoing, the Option Price with respect to each Incentive Stock Option granted to an individual described in Section 422(b)(6) of the Code (relating to certain 10 percent owners) shall not be less than 110 percent of such fair market value.

         B. Adjustments Upon Changes in Capitalization. If all or any portion of an Option is exercised subsequent to any stock dividend, split-up, recapitalization, combination or exchange of shares, merger, consolidation, acquisition of property or stock, reorganization, or other similar change or transaction of or by the Company, as a result of which shares of any class shall be issued in respect of outstanding shares of the class covered by the Option or shares of the class covered by the Option shall be changed into the same or different number of shares of the same or another class or classes, the person or persons so exercising such an Option shall receive, for the aggregate Option Price payable on such exercise of the Option, the aggregate number and class of shares equal to the number and class of shares he would have had on the date of exercise had the shares been purchased for the same aggregate price at the date the Option was granted and not been disposed of, taking into consideration any such stock dividend, split-up, recapitalization, combination or exchange of shares, merger, consolidation, acquisition of property or stock, separation, reorganization or other similar change or transaction; provided, however, that no fractional share shall be issued upon any such exercise, and the aggregate price paid shall be reduced appropriately on account of any fractional share not issued.

                                  SECTION EIGHT

                                 Term of Option

         No Incentive Stock Option, by its terms, may be exercised more than 10 years after the date of its grant; provided, however, that no Incentive Stock Option granted to an individual described in Section 422(b)(6) of the Code (relating to certain 10 percent owners), by its terms, may be exercised more than five years from the date of its grant. The term of any Nonstatutory Stock Option shall be determined by the Committee.

                                  SECTION NINE

                               Exercise of Option

         A. Limitation of Exercise of Option. Except as otherwise provided herein, the Committee, in its sole discretion, may limit an Option by restricting its exercise in whole or in part for a specified period or periods.

         B. Method of Exercising an Option. Subject to the provisions of any particular Option Agreement, a Participant may exercise his Option in whole or in part any time during its term by written notice to the Company stating the number of shares of Common Stock such Participant elects to purchase under his Option.

         C. No Obligation to Exercise Option. A Participant is under no obligation to exercise an Option or any part thereof.

         D.  Payment for Option  Common  Stock.  Upon  exercise of an Option,  a
Participant shall be required to pay, in cash or by good check or money order made payable to the Company, the exercise price for the number of shares of Common Stock which the Participant elects to purchase.

         E. Delivery of Common Stock to Participant. The Company shall undertake and follow all necessary procedures to deliver promptly the number of shares of Common Stock that the Participant elects to purchase on exercise of an Option granted under the Plan. Such delivery, however, may be postponed, at the sole discretion of the Company, to enable the Company to comply with any applicable procedures, regulations or listing requirements of any governmental agency, stock exchange or regulatory authority.

                                   SECTION TEN

                          Nontransferability of Option

         During a Participant's lifetime, an Option granted to him may be exercised only by him. It may not be sold, exchanged, assigned, pledged, discounted, hypothecated or otherwise transferred except by will or by the laws of descent and distribution; provided however, that the Committee, after giving due consideration to the applicable rules under the Code, may permit other transfers to the extent consistent with Rule 16b-3. No Option or any right thereunder shall be subject to execution, attachment or similar process. Any attempt to so sell, exchange, assign, pledge, discount, hypothecate or otherwise transfer any such Option, or any right thereunder, contrary to the provisions thereof immediately shall nullify and void such Option and all rights thereunder.

                                 SECTION ELEVEN

                           Tax Withholding by Company

         In every case of an exercise by a Participant of a Nonstatutory Stock Option, the Company shall deduct and withhold from the Participant's salary payable at the end of the payroll period during which exercise is made an amount calculated in accordance with Section 3402 of the Code. In the event that the Company is unable to withhold funds sufficient to satisfy the requirements of
Section 83(h) of the Code, the Participant promptly shall pay to the Company such additional amount as may be necessary to enable the Company to satisfy such requirements.

                                 SECTION TWELVE

                         Compliance with Securities Laws

         A. Written Agreement by Participants. Unless a registration statement under the Securities Act of 1933 is then in effect with respect to the Common Stock a Participant receives upon exercise of his Option, the Committee, in its discretion, may require, at the time that a Participant exercises his Option, that the Participant agree in writing to acquire such Common Stock for investment and not for resale or distribution, or to consent to such other agreement as the Committee, in its discretion, may deem necessary to comply with the requirements of the Securities Act of 1933 or any applicable state securities laws. A reference to any such agreement shall be inscribed on the Common Stock certificate(s).

         B. Registration Requirement. Each Option granted pursuant to the Plan shall be subject to the requirement that, if at any time the Board of Directors of the Company determines that the listing, registration or qualification of the shares subject to the Option upon any stock exchange or under any state or federal law is necessary or desirable as a condition of, or in connection with, the issuance of shares thereunder, the Option may not be exercised in whole or in part unless such listing, registration or qualification shall have been effected or obtained (and the same shall have been free of any conditions not acceptable to the Board of Directors of the Company).


                                SECTION THIRTEEN

                     Changes in Capital Structure of Company

         In the event of a change in the capital structure of the Company, the number of shares specified in Section Three of the Plan, the number of shares covered by each outstanding Option and the price per share shall be adjusted proportionately for any increase or decrease in the number of issued shares of Common Stock resulting from the splitting or consolidation of shares, or the payment of a stock dividend, or effected in any other manner without receipt of additional or further consideration by the Company; provided, however, that any such adjustment shall be made so as not to result in a "modification" of any Incentive Stock Option within the meaning of Section 424(h) of the Code.

                                SECTION FOURTEEN

                  Consolidation, Reorganization or Liquidation

         In the event the Company or any Subsidiary Company is a party to a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, within the meaning of Section 424 of the Code, all outstanding Options shall thereupon terminate; provided, however, that the Company shall give at least fifteen days' written notice to holders of unexercised Options prior to the effective date of such merger, consolidation acquisition, separation, reorganization or liquidation; provided further, that, unless such Options are assumed or substitutes therefor are issued (within the meaning of Section 424(a) of the Code) by the surviving or acquiring corporation in any such merger, consolidation or other reorganization, all Options previously issued shall accelerate upon such notice, and the holders thereof may exercise such Options prior to such effective date, notwithstanding any time limitation previously placed on the exercise of such Options but subject to the provisions of Section Nineteen.

                                 SECTION FIFTEEN

                              Employment Agreement

         Each Participant shall agree to remain with and render services to the Company or any Subsidiary Company for a period of not less than 24 months from the date of grant of an Option, and further shall agree during such employment (subject to death, disability, retirement, vacations, sick leave and other absences in accordance with the Company's regular policies) to devote his entire time, energy and skill to the service of the Company or any Subsidiary Company and the promotion of its interest. Nothing in the Plan or in any Option shall be construed as constituting a commitment, guarantee, agreement or understanding of any kind or nature that the Company or any Subsidiary Company shall continue to employ any individual; nor does the Plan or any Option granted under it affect in any way the Company's or any Subsidiary Company's right to terminate the employment of any individual at any time. Participation under the Plan shall not affect eligibility for any profit-sharing, bonus, insurance, pension or other extra-compensation plan which the Company or any Subsidiary Company has heretofore adopted or may at any time adopt for Eligible Employees.

                                 SECTION SIXTEEN

                            Termination of Employment

         A. Severance. Subject to the subsequent provisions of this Section Sixteen in the event that a Participant's employment with the Company or any Subsidiary Company terminates for any reason, any Option, to the extent to which it has vested, granted to him terminates three months after the date of such termination of employment. Transfer of employment between corporations in the group comprised of the Company and its Subsidiary Companies shall not be deemed a termination of employment.

         B. Death. Subject to the provisions of Paragraph C. of this Section Sixteen if a Participant dies while an employee of the Company or any Subsidiary Company, his Option may be exercised within six months after his death by the executor or administrator of the estate of the Participant or by the person to whom the Option shall pass by will or by the laws of descent and distribution, but only to the extent the Participant was entitled to exercise the Option on the date of his death.

         C. Limitation. In no event may an Option be exercised by anyone after the expiration date provided for in Section Eight of the Plan or, if a shorter term is specified in the Option Agreement, the date specified therein.


                                SECTION SEVENTEEN

                              Application of Funds

         All proceeds received by the Company from the exercise of Options shall be paid into its treasury. Such proceeds shall be used for general corporate purposes.

                                SECTION EIGHTEEN

                   Participant's Rights as a Holder of Shares

         A Participant, or other person authorized to exercise the Participant's Option pursuant to paragraph B. of Section Sixteen has no rights as a Stockholder with respect to any shares of Common Stock covered by his Option until the date a certificate is issued to him for such shares. Except as otherwise provided in Section Thirteen of the Plan, no adjustment shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.

                                SECTION NINETEEN

                 Approval, Amendment and Termination of the Plan

         A. Effective Date of the Plan. The Plan shall become effective on the date that it is approved by the Stockholders.

         B. Discretion of the Board of Directors. The Board of Directors of the Company may amend or terminate the Plan at any time; provided, however, that (i) any such amendment or termination shall not adversely affect the rights of participants who were granted Options prior thereto; (ii) any such amendment shall not result in a "modification" of any Incentive Stock Option within the meaning of Section 424(h) of the Code; (iii) any such amendment shall not change, modify or otherwise alter the provisions of the Plan applicable to Participants who are both officers and directors; and (iv) any amendment which increases the total number of shares of stock covered by the Plan or changes the definition of Eligible Employee shall be subject to approval thereof by the Stockholders.

         C. Automatic Termination. In any event, the Plan shall terminate 10 years after its approval by the Stockholders or its adoption by the Board of Directors of the Company, whichever is the earlier. Options may be granted under the Plan at any time and from time to time before the Plan is terminated under this Paragraph C. Any Option outstanding at the time the Plan is terminated under this Paragraph C. shall remain in effect until it is exercised or expires.



                                 SECTION TWENTY

                                     Notices

         All notices and elections by a Participant or any person succeeding to his right to an Option as a result of the Participant's death shall be in writing and delivered in person or by mail to the President or Secretary of the Company at the Company's principal office.

                                                      Dated:  September 7, 1999

                                   APPENDIX C


                                     COMMON

                        S T O C K H O L D E R B A L L O T

                          INSITUFORM EAST, INCORPORATED

                         ANNUAL MEETING OF STOCKHOLDERS

                                10 DECEMBER 1999

         The undersigned hereby vote(s) the number of shares of Common Stock of Insituform East, Incorporated to which they are entitled to vote as follows:

                                                         NUMBER OF SHARES

Proposal No. 1A                                        For             Withhold

To elect the nominees (Messrs. Calvin     CGF:       --------          --------
G. Franklin and Thomas J. Schaefer)
as directors of the Corporation until     TJS:       --------          --------
the next Annual Meeting and until their
successors are elected and qualified.

Proposal No. 2

To approve adoption of the 1999 Board          FOR        AGAINST        ABSTAIN
of Directors' Stock Option Plan              --------    --------       --------

Proposal No. 3
To approve adoption of the 1999                FOR        AGAINST        ABSTAIN
Employees Stock Option Plan                  --------    --------       --------

                                   Signed:

                                   Print Name:---------------------------------

                                   Print Address:------------------------------





                                    Signed:

                                    Print Name:--------------------------------

                                    Print Address:-----------------------------


Dated:        10 December 1999

                                   APPENDIX D


                                    CLASS B

                        S T O C K H O L D E R B A L L O T

                          INSITUFORM EAST, INCORPORATED
                         ANNUAL MEETING OF STOCKHOLDERS

                                10 DECEMBER 1999

         The undersigned hereby vote(s) the number of shares of Class B Common Stock of Insituform East, Incorporated to which they are entitled to vote as follows:

                                                             NUMBER OF SHARES

Proposal No. 1B                                           For           Withhold

To elect the five nominees (Messrs.             RWE:
Robert W. Erikson, George Wm. Erikson,          GWE:
Webb C. Hayes, IV, Paul C. Kincheloe, Jr.       WCH:
and Jack Massar) as directors of the            PCK:
Corporation until the next Annual Meeting        JM:
and until their successors are elected and qualified.

Proposal No. 2

To approve adoption of the 1999 Board             FOR       AGAINST      ABSTAIN
of Directors' Stock Option Plan

Proposal No. 3

To approve adoption of the 1999                   FOR       AGAINST      ABSTAIN
Employees Stock Option Plan



                                      Signed:


                                      Print Name:


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                                       Signed:


                                       Print Name:


                                       Print Address:

Dated:        10 December 1999